EXHIBIT 3.6

Bylaws of Supreme Property, Inc.

BYLAWS OF

OF

SUPREME PROPERTY, INC.

ARTICLE I OFFICES

The principal office of the corporation in the State of Illinois, is located at 431 E. 75th Street, in the City of Chicago, County of Cook. The corporation may office offices, within or without the State of Illinois, as Board of Directors may designate or as the business of the corporation may require.

The registered office of the corporation, required by the Illinois Business Corporation Act of 1983 to be maintained in the State of Illinois may be identical with the principal office in the State of Illinois. The address of the registered office may be changed by the Board of Directors.

ARTICILES II. SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the 5th day of February each year, beginning with the year 2003 for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

Section 2. Special Meeting. Special meetings of the shareholders may be called either by the President, by the Board of Directors, or by the holders of not less than one-fifty of all the outstanding shares of the corporation, for the purpose or purposes stated in the call of the meeting.

Section 3. Place of Meeting. The Board of Directors may designate any place as the place of meeting of any annual meeting or for any special meeting called the by the Board of Directors. If no designation is made, or if a special meeting is otherwise called, the place of the meeting shall be at the principal place of business.

Section 4. Notice of Meetings. Written notice stating the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is held, shall be delivered not less than ten (10) nor more than forty (40) days before the date of the meeting, either personally or by mail, by or at the direction of the President, Secretary, or other officer or persons calling the meeting, to each shareholder or record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time and place, thereof shall be announced at the meeting at which the adjournment is taken.

Section 5. Fixing the Record Date. For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or other distribution or allotment or any rights, or to exercise any rights with respect to any change, conversion, or exchange of shares, or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date which shall not be more than sixty (60) days, and for a meeting of the shareholders, not less than ten (10) days, or in the case or a merger or consolidation not less than twenty (20) days before the date of such meeting. If no record date is fixed, the record date for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice or, or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

Section 6. Voting Lists. The officer or agent having charge of the transfer books for the shares of the corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the shareholder. The list, for the period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be open to inspection by any shareholder of any purpose germane to the meeting, at any time during normal business hours. Such list shall also be produced and kept open at the time and place of the meeting. The original share ledger or transfer book, or a duplicate thereof, kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

Section 7. Quorum. The holders of a majority of the outstanding shares of the corporation present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders; provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of the greater number of voting by class is required by The Business Corporation Act, the Articles of Incorporation, or these bylaws. At any adjourned meeting at which quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure or a duly constituted quorum at that meeting.

Section 8. Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy, but no such proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. No proxy shall be valid if said another person is not a current shareholder of the corporation.

Section 9. Voting of Shares. Each outstanding share of common stock shall be entitled to one vote upon each submitted to vote at a meeting of shareholders. Non-voting preferred shareholders, if any, are not entitled to vote at a meeting of shareholders

Section 10. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 11. Voting by Ballot. Voting on any question or in any election may be by voice unless the presiding officer shall order, or any shareholder shall demand that voting be by ballot.

ARTICLE III. DIRECTORS

Section 1. General Powers. The business of the corporation shall be managed by its Board of Directors.

Section 2. Number, Tenure, and Qualifications. The number of directors of the corporation shall be five (5). The directors shall hold office until the next annual meeting of the shareholders or until their successor shall have been elected and qualified. Directors need not be residents of Illinois nor shareholders of the corporation. The number of directors may be increased or decreased from time to time by amendment to this section, but not decrease shall have the effect or shortening the term of any incumbent director.

Section 3. Regular Meeting. A regular meeting of the Board of Directors shall be held without notice other than this bylaw, immediately after the annual meeting of the shareholders. This meeting may be waived only if, at any time, all shareholders also serve as directors. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the president or any other director. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

Section 5. Notice. Notice of any special meeting shall be given at least five (5) days previous thereto by written notice to each director at his business address. If mailed, such notice shall be deemed delivered when deposited into the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

Section 6. Quorum. A majority of the number of directors fixed by these bylaws shall constitute a quorum for transaction of business at any meeting of the Board of Directors. A majority of the directors present may adjourn the meeting at any time without further notice.

Section 7. Manner of Acting. The act of the majority of the directors present at a meeting for which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute, these bylaws, or the Articles of Incorporation.

Section 8. Vacancies. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual meeting or at a special meeting of the shareholders called for that purpose.

Section 9. Action Without a Meeting. Unless specifically prohibited by the Articles of Incorporation or bylaws, any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken without a meeting if a consent in writing setting forth the actions so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all members of such committee, as the case may be. Any such consent signed by all the directors of all the members of the committee, shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State or with anyone else.

Section 10. Compensation. The Board of Directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise. By resolution of the Board of Directors the directors may be paid their expenses, if any, of attendance at each meeting of the board. No such payment previously mentioned in this section shall preclude any director from serving the corporation in any other capacity and receiving compensation therefrom.

Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken, unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereto or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV. OFFICERS

Section 1. Number. The officers of the corporation shall be a president, a treasurer, a secretary, and such other officers as may be elected or appointed by the Board of Directors.

Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently possible. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officers shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Election of an officer shall not itself create contract rights.

Section 3. Removal. Any officers elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. President. The president shall be the principal executive officer of the corporation. Subject to the direction and control of the Board of Directors, he shall be in charge of the business of the corporation; he shall see that the resolutions and directions of the Board of Directors are carried into effect, except in those instances in which that responsibility is specifically assigned to some other person by the Board of Directors; and in general, he shall discharge all duties incident to the office of the president and such other duties as may be prescribed by the Board from time to time. He shall preside at all meetings of the shareholders and of the Board of Directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation, or a different mode of execution is expressly prescribed by the Board of Directors or these bylaws, he may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors as authorized to be executed. He may accomplish such execution under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the from of the instrument. He may vote all securities which the corporation is entitled to vote except as, and the extent such authority shall be vested in a different officer or agent of the corporation by the Board of Directors.

Section 5. The Treasurer. The treasurer shall be the principal accounting and financial officer of the corporation. He shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefore and for the receipt and disbursement thereof; and (c) perform all the duties incident to the officer of treasurer and such other duties as from time to time may be assigned to him by the president or by the Board of Directors. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sureties as the Board of Directors may determine.

Section 6. Secretary. The secretary shall: (a) record the minutes of the shareholders' and the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or any officer thereunto authorized by the Board of Directors, certificates for shares of the corporation , the issue of which shall have been authorized by the Board of Directors, any contracts, deeds, mortgages, bonds, or other instruments which to Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors or these bylaws; (f) have general charge of the stock transfer books of the corporation; (g) perform all duties incident to the office of the secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

Section 7. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLES V. CONTRACTS, LOANS, CHECKS, AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agents or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc. All checks drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositaries as the Board of Directors may select.

ARTICLES VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be signed by the president or by such officer as shall be designated by the resolution of the Board of Directors and by the secretary, and shall be sealed with the seal or a facsimile of the seal of the corporation. If both of the signatures of the officers be by facsimile, the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or clerk. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, that the corporation is organized under Illinois law, and does issue shares of more than one class or series within a class, the certificate shall also contain such information or statement as may be required by law. The name and address of each shareholder, the number and class of shares held and the date on which the certificate for the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

Section 2. Lost Certificates. If a certificate representing shares has allegedly been lost or destroyed, the Board of Directors may, it its discretion, except as may be required by law, direct that a new certificate by issued upon such indemnification and other reasonable requirements as it may impose.

Section 3. Transfer of Shares. Transfers of shares of the corporation shall be recorded on the books of the corporation and, except in the case of a lost or destroyed certificate, shall be made on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accomplished by proper guaranty of signature and other appropriate assurances that the endorsement is effective.

Section 4. Internal Revenue. The Common Stock of the corporation shall be issued pursuant to Section 1244 of the Internal Revenue Code of 1954 as amended.

ARTICLE VII FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the Board of Directors. However, in the absence of a resolution, the corporation shall operate on a calendar year.

ARTICLE VII. DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLES IX. SEAL

The corporate seal shall have inscribed thereon the name of the corporation and words "Corporate Seal, Illinois". The seal may be used by causing it or a facsimile therefore to be impressed or affixed or in any manner reproduced.

ARTICLE X. WAIVER OF NOTICE

Whenever any notice is required to be given under the provisions of these bylaws or under the provisions of the Articles of Incorporation or under the provisions of The Business Corporation Act of the State of Illinois, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after time stated herein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI. AMENDMENTS

The power to make, alter, amend, or repeal the by-laws of the corporation shall be vested in the Board of Directors, unless reserved to the shareholders by the Articles of Incorporation. The bylaws may contain any provisions for the regulations and management of the affairs of the corporation not inconsistent with law, or the Articles of Incorporation.